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STATE OF CALIFORNIA, OFFICE OF THE SECRETARY OF STATE,
CORPORATION DIVISION


         I, MARCH FONG EU, Secretary of State of the State of California, hereby certify:

         That the annexed transcript has been compared with the corporate record on file in this office, of which it purports to be a copy, and that same is full, true and correct.



                                    IN WITNESS WHEREOF, I execute this
                                    certificate and affix the Great Seal of the State of California this


                                    MARCH 21, 1991


                                    /S/ March Fong Eu
                                    Secretary of State



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                            CERTIFICATE OF AMENDMENT

                          OF ARTICLES OF INCORPORATION

                                       OF

                                B MEADOWS, INC.
                            A CALIFORNIA CORPORATION



                  ROBERT E. GEDDES certifies that:

                  1. He holds the Offices of President and Secretary of B MEADOWS, INC., a California Corporation.

                  2. Article I of the Articles of Incorporation of this Corporation is amended to read as follows:

                  " THE NAME OF THIS CORPORATION IS AUDREY & JANE, INC."

                  3. The foregoing Amendment of Articles of Incorporation has been duly approved by the Board of Directors.

                  4. The foregoing Amendment of Articles of Incorporation has been duly approved by the required vote of Shareholders in accordance with
Section 902 of the Corporations Code. The total number of outstanding shares of the Corporation is 2,500 shares. The number of shares voting in favor of the Amendment equaled or exceeded the vote required.
The percentage vote required was more than 50%.


/s/ Robert E. Geddes
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ROBERT E. GEDDES, President and Secretary

         The undersigned declares under penalty and perjury that the matters set forth in the foregoing Certificate are true of his own knowledge.

         Executed at Los Angeles, California on March 6,1991



/s/ Robert E. Geddes
-----------------------------------------------
ROBERT E. GEDDES, President and Secretary